UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 6, 2008
Advanced Viral Research Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-18293	59-2646820

(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

200 Corporate Boulevard South, Yonkers, New York	10701

(Address of principal executive offices)	(Zip Code)
(914) 376-7383

(Registrants’ telephone number, including area code)
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
     On June 6, 2008, the Company and YA Global Investments, L.P. (“YA Global”) entered into that certain Amendment Agreement (the “Amendment”) pursuant to which the terms of that previously announced Securities Purchase Agreement dated July 24, 2007 between the Company and YA Global were amended with respect to the closing conditions for the sale to YA Global of the Company’s 9% Series B Convertible Debentures (the “Debentures”). The Debentures have a conversion price equal to the lesser of $0.0262 or 95% of the lowest volume weighted average price of the Company’s common stock during the thirty consecutive trading days immediately preceding the applicable conversion date. Under the original terms of the Securities Purchase Agreement, YA Global was obligated to acquire an additional $625,000 principal amount of the Debentures on the date the registration statement covering the resale of shares issuable upon the conversion of the Debentures was filed with the Securities & Exchange Commission (the “SEC”), and an additional $625,000 principal amount of the Debentures on the date the registration statement was declared effective by the SEC.
     Pursuant to the Amendment, the Securities Purchase Agreement was amended to remove as conditions precedent the requirement that the registration statement be filed and declared effective before YA Global would be obligated to purchase the remaining Debentures. Further, the Amendment provides for the sale of the remaining $1,250,000 principal amount of the Debentures to YA Global to occur in four separate closings, subject to the satisfaction of certain conditions, as follows:
•	On June 6, 2008, YA Global purchased Debentures in the principal amount of $312,000

•	On June 30, 2008, YA Global will purchase Debentures in the principal amount of $313,000

•	On August 1, 2008, YA Global will purchase Debentures in the principal amount of $312,000

•	On October 1, 2008, YA Global will purchase Debentures in the principal amount of $313,000
     The Company also agreed to pay monitoring fees in the aggregate amount of $125,000, of which $62,500 were paid directly from the proceeds of the first closing and $62,500 are to be paid directly from the proceeds of the third closing, which fees shall compensate Yorkville Advisors, LLC for monitoring and managing the purchase and investment made by YA Global pursuant to the Securities Purchase Agreement and the Amendment, in satisfaction of its existing advisory obligations to YA Global.
     YA Global acquired Debentures in the principal amount of $312,000 on June 6, 2008 upon execution of the Amendment, from which the Company received net proceeds of $249,500, in reliance upon an applicable exemption from registration under Section 4(2) of the Securities Act of 1933 in connection with a transaction that did not involve a public offering. The second, third and fourth closings are subject to the Company’s material compliance with the terms of a budget established as of the date of the Amendment, and the satisfaction of other customary closing conditions. In addition, the third closing is subject to the Company’s enrollment of the first human patient in a Phase II trial for wound healing in a dermatological study using a topical application of the Company’s product AVR123. Finally, the fourth closing is subject to the Company’s enrollment of 12 patients in a Phase II trial for wound healing in a dermatological study using a topical application of the Company’s AVR123 product.
     The foregoing summary of the provisions of the Amendment and the Debentures is qualified in its entirety by reference to the agreements, copies of which are filed as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K.
Item 3.02 Unregistered Sales of Equity Securities.
     The disclosure under Item 1.01 of this Current Report on Form 8-K is also responsive to this Item 3.02 and is incorporated herein by reference. On June 6, 2008, pursuant to the terms of the Amendment described in Item 1.01 above, the Company issued a Debenture in the principal amount of $312,000 to YA Global in reliance upon an applicable exemption from registration under Section 4(2) of the Securities Act of 1933 in connection with a transaction that did not involve a public offering. The issuance of such Debenture in connection with the Amendment did not involve any form of general solicitation or general advertising.

Item 9.01. Financial Statements and Exhibits
(c) Exhibits

Exhibit
Number	Description

10.1	Amendment Agreement dated as of June 6, 2008 between Advanced Viral Research Corp. and and YA Global Investments, L.P.

10.2	Series B Convertible Debenture dated June 6, 2008 issued by Advanced Viral Research Corp. to YA Global Investments, L.P.

99.1	Press Release of Advanced Viral Research Corp. dated June 12, 2008, “Advanced Viral Secures Financing.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 11, 2008	ADVANCED VIRAL RESEARCH CORP. (Registrant)
	By:	/s/ Stephen M. Elliston
Stephen M. Elliston
President and Chief Executive Officer

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